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                                                                     EXHIBIT 23





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated May 8, 1997, included in this Form 10-K for the year ended March 28, 1997, into the Company's previously filed Registration Statements on Form S-3 (Nos. 33-99210 and 333-3262) and Form S-8 (Nos. 33-88714 and
333-24263).


ARTHUR ANDERSEN LLP


St. Louis, Missouri,
  June 24, 1997